CANARY HBAR ETF S-1/A

Exhibit 10.7

FUND ACCOUNTING SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of the last date written on the signature page below, by and between U.S. BANCORP FUND SERVICES, LLC dba U.S. Bank Global Trust Services, a Wisconsin limited liability company (“USBFS”), CANARY CAPITAL GROUP LLC (the “Sponsor”) on behalf of each Trust listed on Exhibit B to this Agreement (as amended from time to time) (each a “Trust”).

WHEREAS, each Trust is operated as a commodity pool under the Commodity Exchange Act and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement on Form S-1 or Form S-3, as applicable (each a “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”); and

WHEREAS, each Trust desires to retain USBFS to provide each Trust accounting services described herein, all as more fully set below.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Appointment of USBFS as Trust Accountant

Each Trust hereby appoints USBFS as fund accountant of each Trust for the term of this Agreement to perform the services and duties described herein. USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of USBFS shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against USBFS hereunder.

2. Services and Duties of USBFS

USBFS shall provide the following accounting services to each Trust:

A.	Portfolio Accounting Services:

(1)	Maintain portfolio records on a trade date+1 basis using security trade information communicated from each Trust.

(2)	For each valuation date, obtain prices from a pricing source approved by each Trust and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, each Trust shall approve, in good faith, procedures for determining the fair value for such securities.

(3)	Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for each accounting period.

(4)	Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

(5)	On a daily basis, reconcile portfolio holdings and cash of each Trust with the custodian and/or prime brokerage account(s).

(6)	Transmit a copy of the portfolio valuation to each Trust daily.

(7)	Review the impact of current day’s activity on a per share basis, and review changes in market value.

B.	Expense Accrual and Payment Services:

(1)	For each valuation date, calculate the expense accrual amounts as directed by each Trust as to methodology, rate or dollar amount.

(2)	Process and record payments for Trust expenses upon receipt of written authorization from each Trust.

(3)	Account for Trust expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by USBFS and each Trust.

(4)	Provide expense accrual and payment reporting.

C.	Trust Valuation and Financial Reporting Services:

(1)	Account for Trust creation and redemption activity and other Trust share activity as reported by the transfer agent on a timely basis.

(2)	Determine net investment income (earnings) for each Trust as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

(3)	Maintain a general ledger and other accounts, books, and financial records for each Trust in the form as agreed upon.

(4)	Determine the net asset value of each Trust according to the accounting policies and procedures set forth in the current prospectus.

(5)	Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Trust operations at such time as required by the nature and characteristics of each Trust.

(6)	Communicate to each Trust, at an agreed upon time, the per share net asset value for each valuation date.

(7)	Prepare monthly reports that document the adequacy of accounting detail to support month-end ledger balances.

(8)	Provide the daily net asset value per share (“NAV”) and holdings data to third-party reporting agencies as determined by each Trust.

(9)	Create and transmit NAV.

D.	Tax Accounting Services:

(1)	Maintain accounting records for the investment portfolio of each Trust to support the tax reporting required under the Internal Revenue Code of 1986, as amended (the “Code”), as applicable.

(2)	Maintain tax lot detail for each Trusts’ investment portfolio.

(3)	Calculate taxable gain/loss on security sales using the tax lot relief method designated by each Trust.

(4)	Provide the necessary financial information to calculate the taxable components of income and capital gains distributions to support tax reporting to the shareholders.

E.	Compliance Control Services:

(1)	Support reporting to regulatory bodies and support financial statement preparation by making each Trust’s accounting records available to each Trust, the U.S. Securities and Exchange Commission (the “SEC”), National Futures Association (the “NFA”), the Commodity Futures Trading Commission (the “CFTC”) and other applicable regulatory bodies and the independent accountants.

(2)	Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by each Trust in connection with any certification required of each Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act” or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change Trust Services’ standard of care as set forth herein.

(3)	Cooperate with each Trust’s independent accountants and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion on each Trust’s financial statements without any qualification as to the scope of their examination.

3.	License of Data; Warranty; Termination of Rights

A.	The valuation information and evaluations being provided to each Trust by USBFS pursuant hereto (collectively, the “Data”) are being licensed, not sold, to each Trust. Each Trust has a limited license to use the Data only for purposes necessary to valuing each Trust’s assets and reporting to regulatory bodies (the “License”). Each Trust does not have any license nor right to use the Data for purposes beyond the intentions of this Agreement including, but not limited to, resale to other users or use to create any type of historical database. The License is non-transferable and not sub-licensable. Each Trust’s right to use the Data cannot be passed to or shared with any other entity.

Each Trust acknowledges the proprietary rights that USBFS and its suppliers have in the Data.

B.	EACH TRUST HEREBY ACCEPTS THE DATA AS IS, WHERE IS, WITH NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR ANY OTHER MATTER.

C.	USBFS may stop supplying some or all Data to each Trust if Trust Services’ suppliers terminate any agreement to provide Data to USBFS. Also, USBFS may stop supplying some or all Data to each Trust if USBFS reasonably believes that each Trust is using the Data in violation of the License, or breaching their duties of confidentiality provided for hereunder, or if any of Trust Services’ suppliers demand that the Data be withheld from each Trust. USBFS will provide notice to each Trust of any termination of provision of Data as soon as reasonably possible.

4.	Pricing of Securities

A.	For each valuation date, USBFS shall obtain prices from a pricing source recommended by USBFS and approved by each Trust and apply those prices to the portfolio positions of each Trust. For those securities where market quotations are not readily available, each Trust shall approve, in good faith, procedures for determining the fair value for such securities.

If each Trust desires to provide a price that varies from the price provided by the pricing source, each Trust shall promptly notify and supply USBFS with the price of any such security on each valuation date. All pricing changes made by each Trust will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

B.	In the event that each Trust, at any time receive Data containing evaluations, rather than market quotations, for certain securities or certain other data related to such securities, the following provisions will apply: (i) evaluated securities are typically complicated financial instruments. There are many methodologies (including computer-based analytical modeling and individual security evaluations) available to generate approximations of the market value of such securities, and there is significant professional disagreement about which method is best. No evaluation method, including those used by USBFS and its suppliers, may consistently generate approximations that correspond to actual “traded” prices of the securities; (ii) methodologies used to provide the pricing portion of certain Data may rely on evaluations; however, each Trust acknowledges that there may be errors or defects in the software, databases, or methodologies generating the evaluations that may cause resultant evaluations to be inappropriate for use in certain applications; and (iii) each Trust assumes all responsibility for edit checking, external verification of evaluations, and ultimately the appropriateness of using Data containing evaluations, regardless of any efforts made by USBFS and its suppliers in this respect.

C.	USBFS shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from each Trust, each Trust, any of their affiliates, or any third party source. Notwithstanding anything else in this Agreement to the contrary, USBFS and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from each Trust, each Trust, any of their affiliates, or any third party source.

5.	Changes in Accounting Procedures

Any action by each Trust that affects accounting practices and procedures of each Trust under this Agreement shall be effective upon written receipt of notice and acceptance by USBFS.

6.	Changes in Equipment, Systems, Etc.

USBFS reserves the right to make changes from time to time, as it deems advisable, relating to its systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the services provided to each Trust under this Agreement.

7.	Compensation

USBFS shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time). USBFS shall also be compensated for such miscelaneous expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by USBFS in performing its duties hereunder. Each Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the monthly billing notice, except for any fee or expense subject to a good faith dispute. Each Trust shall notify USBFS in writing within 30 calendar days following receipt of each invoice if each Trust is disputing any amounts in good faith. Each Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense each Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by each Trust to USBFS shall only be paid out of the assets and property of the particular Trust involved.

8.	Representations and Warranties

A.            Each Trust hereby represents and warrants to USBFS, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)             It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)             This Agreement has been duly authorized, executed and delivered by Sponsor on behalf of each Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of each Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3)             It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(4)             A registration statement under the Securities Act of 1933, as amended, will be made effective prior to the effective date of this Agreement and will remain effective during the term of this Agreement, and appropriate state securities law filings will be made prior to the effective date of this Agreement and will continue to be made during the term of this Agreement as necessary to enable each Trust to make a continuous public offering of its shares; and

(5)             All records of each Trust provided to USBGFS by each Trust or by a prior service provider of each Trust are accurate and complete and USBGFS is entitled to rely on all such records in the form provided.

B.	USBFS hereby represents and warrants to each Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1)             It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2)             This Agreement has been duly authorized, executed and delivered by USBFS in accordance with all requisite action and constitutes a valid and legally binding obligation of USBFS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3)             It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

9.	Standard of Care; Indemnification; Limitation of Liability

A.	USBFS shall exercise reasonable care in the performance of its duties under this Agreement. Neither USBFS nor any of its affiliates or suppliers shall be liable for any error of judgment; mistake of law; fraud or misconduct by each Trust, any Trust, the adviser or any other service provider to each Trust or a Trust, or any employee of the foregoing; or for any loss suffered by each Trust, a Trust, or any third party in connection with Trust Services’ duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Trust Services’ reasonable control, except a loss arising out of or relating to Trust Services’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if USBFS has exercised reasonable care in the performance of its duties under this Agreement, each Trust shall indemnify and hold harmless USBFS and its affiliates and suppliers from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that USBFS or its affiliates and suppliers may sustain or incur or that may be asserted against USBFS or its affiliates and suppliers by any person arising out of or related to (X) any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to USBFS by any duly authorized officer of each Trust, as approved by the Board of Trustees of each Trust, or (Y) the Data, or any information, service, report, analysis or publication derived therefrom, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Trust Services’ refusal or failure to comply with the terms of this Agreement (other than where such compliance would violate applicable law) or from its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of each Trust, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “USBFS” shall include Trust Services’ directors, officers and employees.

Each Trust acknowledges that the Data are intended for use as an aid to institutional investors, registered brokers or professionals of similar sophistication in making informed judgments concerning securities. Each Trust accepts responsibility for, and acknowledges it exercises its own independent judgment in, its selection of the Data, its selection of the use or intended use of such, and any results obtained. Nothing contained herein shall be deemed to be a waiver of any rights existing under applicable law for the protection of investors.

USBFS shall indemnify and hold each Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that each Trust may sustain or incur or that may be asserted against each Trust by any person arising out of any action taken or omitted to be taken by USBFS as a result of Trust Services’ refusal or failure to comply with the terms of this Agreement, or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of USBFS, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include each Trust’s trustees, officers and employees.

In the event of a mechanical breakdown or power supplies beyond its control, USBFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. USBFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of USBFS. USBFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of each Trust shall be entitled to inspect Trust Services’ premises and operating capabilities at any time during regular business hours of USBFS, upon reasonable notice to USBFS. Moreover, USBFS shall provide each Trust, at such times as each Trust may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of USBFS relating to the services provided by USBFS under this Agreement.

Notwithstanding the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

In no case shall any party be liable to another for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such); (ii) any delay by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply; or (iii) any claim that arose more than one year prior to the institution of suit therefor.

B.	In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

C.	The indemnity and defense provisions set forth in this Section 9 shall indefinitely survive the termination and/or assignment of this Agreement.

D.	If USBFS is acting in another capacity for each Trust pursuant to a separate agreement, nothing herein shall be deemed to relieve USBFS of any of its obligations in such other capacity.

10.	Notification of Error

Each Trust will notify USBFS of any discrepancy between USBFS and each Trust, including, but not limited to, failing to account for a security position in each Trust’s portfolio, upon the later to occur of: (i) three business days after receipt of any reports rendered by USBFS to each Trust; (ii) three business days after discovery of any error or omission not covered in the balancing or control procedure; or (iii) three business days after receiving notice from any shareholder regarding any such discrepancy.

11.	Data Necessary to Perform Services

Each Trust or its agent shall furnish to USBFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon.

12.	Proprietary and Confidential Information

A.	USBFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of each Trust, all records and other information relative to each Trust and prior, present, or potential shareholders of each Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by each Trust, which approval shall not be unreasonably withheld and may not be withheld where USBFS may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by each Trust. Records and other information which have become known to the public through no wrongful act of USBFS or any of its employees, agents or representatives, and information that was already in the possession of USBFS prior to receipt thereof from each Trust or its agent, shall not be subject to this paragraph.

Further, USBFS will adhere to the privacy policies adopted by each Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, USBFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to each Trust and its shareholders.

B.	Each Trust agrees on behalf of itself and its trustees, officers, and employees to treat confidentially and as proprietary information of USBFS, all non-public information relative to USBFS (including, without limitation, the Data and information regarding Trust Services’ pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by USBFS, which approval shall not be unreasonably withheld and may not be withheld where each Trust may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the USBFS. Information which has become known to the public through no wrongful act of each Trust or any of its employees, agents or representatives, and information that was already in the possession of each Trust prior to receipt thereof from USBFS, shall not be subject to this paragraph.

C.	Notwithstanding anything herein to the contrary, (i) each Trust shall be permitted to disclose the identity of USBFS as a service provider, redacted copies of this Agreement, and such other information as may be required in each Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, and (ii) USBFS shall be permitted to include the name of each Trust in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes.

13.	Records

USBFS shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to each Trust, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, as required by the Securities Exchange Act of 1934, as amended, the rules of the stock exchange on which each Trusts’ shares are listed, 17 C.F.R. 4.23 (specifically, the records specified in 17 C.F.R. 4.23(a)(1) through (8), (10) through (12) and (b)(1)), and other applicable federal securities laws and created pursuant to the performance of the Administrator’s obligations under this Agreement. USBFS will also maintain those records of each Trust and each Trust including any changes, modifications or amendments thereto (the “Trust Records”) and will act as document repository for such Trust Records. Upon receipt of such Trust Records, USBFS will issue a receipt for such Trust Records. USBFS shall maintain a complete and orderly inventory of all Trust Records for which it has issued a receipt. USBFS shall be under no duty or obligation to audit or reconcile the content, nor shall it be responsible for the accuracy or completeness of those Trust Records not created by it. Upon written request in a form to be determined by USBFS and each Trust, USBFS will return or release the requested Trust Records to such persons or entities pursuant to the Instructions provided by each Trust. Once one or more Trust Records have been returned or released by USBFS, USBFS shall have no further duty or obligation to act as repository for said previously released Trust Records. Each Trust represents and warrants that: (a) promptly after the date of this Agreement, it will, at its own expense, deliver, cause to be delivered or make available to USBFS all of each Trust Records in effect as of the date of this Agreement; (b) it will, on a continuing basis and at its own expense, promptly deliver, cause to be delivered or make available to USBFS any Trust Records created after the date of this Agreement; (c) it has adequate record-keeping policies and procedures in effect to ensure that all Trust Records are promptly provided to USBFS pursuant to the terms of this Agreement; (d) it shall be responsible for the accuracy and completeness of any Trust Records not created by USBFS; and (e) it shall be responsible for ensuring each Trust’s or each Trusts’ compliance with, fulfillment of its obligations under or enforcement of, any Trust Records not created by USBFS. USBFS acknowledges that the records maintained and preserved by it pursuant to this Agreement are the property of each Trust and will be, at each Trust’s expense, surrendered promptly upon reasonable request, provided, however, that USBFS may retain such copies of such records in such form as may be required to comply with any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction. Notwithstanding anything in this Agreement to the contrary, each Trust acknowledges and agrees that if each Trust elects to use a electronic transmission method to communicate trade instructions to USBFS each Trust shall be responsible for maintaining each Trust’s records as they relate to each Trust’s review and approval of individuals authorized to place trading instructions as described in Rule 31a-1(b)(10) promulgated under the 1940 Act.

14.	Compliance with Laws

Each Trust has and retains primary responsibility for all compliance matters relating to each Trust, including but not limited to compliance with the 1933 Act, 1934 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001, the rules and regulations of the SEC, CFTC, NFA, the securities exchange on which any Shares are listed and the policies and limitations of each Trust relating to its portfolio investments as set forth in its registration statement. Trust Services’ services hereunder shall not relieve each Trust of its responsibilities for assuring such compliance.

15.	Term of Agreement; Amendment

A.	This Agreement shall become effective as of the date written above and will continue in effect for a period of three (3) years. Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.

B.	Subject to Section 16, this Agreement may be terminated by either party (in whole or with respect to one or more Trust) upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.

C.	USBFS may terminate this Agreement immediately (in whole or with respect to one or more Trust) if the continued service of such Trust or each Trust would cause USBFS or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction, or if each Trust or each Trust (or any affiliate thereof) commits any act, or becomes involved in any situation or occurrence, tending to bring itself into public disrepute, contempt, scandal, or ridicule, or such that the continued association with each Trust or each Trust would reflect unfavorably upon Trust Services’ reputation, provided that in such event USBFS shall, to the extent it is legally permitted and able to do so, provide reasonable assistance to transition such Trust or each Trust to a successor service provider.

D.	This Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

E.	This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and each Trust, and authorized or approved by each Trust’s Board of Trustees.

16.	Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of Trust Services’ duties or responsibilities hereunder is designated by each Trust by written notice to USBFS, USBFS will promptly, upon such termination and at the expense of each Trust, transfer to such successor all relevant books, records, correspondence and other data established or maintained by USBFS under this Agreement in a form reasonably acceptable to each Trust (if such form differs from the form in which USBFS has maintained the same, each Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Trust Services’ personnel in the establishment of books, records and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to each Trust. Each Trust shall also pay any fees associated with record retention and/or tax reporting obligations that USBFS is obligated under applicable law, regulation, or rule to continue following the termination.

17.	Early Termination

In the absence of any material breach of this Agreement, should each Trust elect to terminate this Agreement (in whole or with respect to one or more Trust) prior to the end of the then current term, each Trust agrees to pay the following fees with respect to each Trust subject to the termination:

a.	all monthly fees through the remaining term of the Agreement, including the repayment of any negotiated discounts (provided that no such fees shall be paid with respect to any Trust following the liquidation of such Trust);

b.	all fees associated with converting services to successor service provider;

c.	all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;

d.	all miscellaneous costs associated with a. to c. above.

18.	Assignment

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by each Trust without the written consent of USBFS, or by USBFS without the written consent of each Trust accompanied by the authorization or approval of each Trust.

19.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1933 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1933 Act or any rule or order of the SEC thereunder.

20.	No Agency Relationship

Nothing herein contained shall be deemed to authorize or empower any party to act as agent for another party to this Agreement, or to conduct business in the name, or for the account, of another party to this Agreement.

21.	Services Not Exclusive

Nothing in this Agreement shall limit or restrict USBFS from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

22.	Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

23.	Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to USBFS shall be sent to:

U.S. Bancorp Fund Services, LLC

615 East Michigan Street

Milwaukee, WI 53202
Attn: GFS Contracts
Email: GFSContracts@usbank.com

and notice to each Trust shall be sent to:

c/o Canary Capital Group LLC

1131 4th Avenue S #230

Nashville, TN 37210

24.	Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

(signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

CANARY CAPITAL GROUP LLC

On behalf of each Trust listed on Exhibit B

By:

Name:	Steven McClurg

Title:	CEO

Date:	Feb 24, 2025

U.S. BANCORP FUND SERVICES, LLC

By:

Name:	Greg Farley

Title:	Senior Vice President

Date:	2/25/25

Exhibit B

Name of Trust

Canary Litecoin ETF

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